UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 12, 2023

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39350	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.
Boise, Idaho 83706
(Address of principal executive office and zip code)
(208) 395-6200
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	ACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 12, 2023, Sarah Mensah was appointed as a member of the Board of Directors (the "Board") of Albertsons Companies, Inc. (the "Company") for the term expiring at the Company's 2024 annual meeting of stockholders or until her successor is duly elected and qualified. Ms. Mensah has not been appointed to any committee of the Board.

Ms. Mensah currently serves as President, Jordan Brand for Nike Inc. ("Nike"), the largest seller of athletic footwear and apparel in the world and is responsible for the Jordan Brand's overall business operations. Her previous role was Vice President/General Manager for Nike North America. In this role, she was responsible for driving the brand and business in Nike's largest geography. Ms. Mensah has played key roles across Nike's geographical and Jordan businesses. She served as Nike's Vice President/General Manager for Nike's Asia, Pacific & Latin America ("APLA") geography, becoming the first Black female to hold the role of geography GM at Nike. In that role, she was responsible for driving the brand and business in Japan, Korea, Mexico, Southeast Asia, Australia, India, and Latin America. Prior to serving in that role, Ms. Mensah led Nike Sportswear for APLA, elevating and cultivating sneaker culture in both Asia and Latin America. Before working in APLA, she was the North American VP/GM for the Jordan Brand overseeing all consumer segments, sales, operations, marketing, sports marketing, brand and human resources, and Senior Director of Global Strategy and Business Development for the Jordan Brand.

Prior to joining Nike in 2013, Ms. Mensah worked for 19 years for the NBA's Portland Trail Blazers. She held roles of increasing responsibility, last serving as Senior Vice President and Chief Operating Officer. In her role, Ms. Mensah oversaw the day-to-day management of the team's business operations, revenue, and brand management. She is credited for her contribution to the rebranding and revitalization of the Trail Blazers brand and its financial viability.

The Board has determined that Ms. Mensah is independent under the corporate governance rules of the New York Stock Exchange. There are no arrangements or understanding between Ms. Mensah and any other person pursuant to which Ms. Mensah was selected as a director, nor are there any family relationships between Ms. Mensah and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Ms. Mensah is not party to any transaction with the Company that would require disclosure under Item 404(a) of the Securities and Exchange Commission’s ("SEC") Regulation S-K. Ms. Mensah will receive the same compensation as the other non-management directors as disclosed in the Company's proxy statement for the 2023 annual meeting of stockholders, filed with the SEC on June 21, 2023.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

December 18, 2023	By:	/s/ Bipasha Mukherjee
	Name:	Bipasha Mukherjee
	Title:	VP - Corporate & Securities, Corporate Secretary